                                        Exhibit 99.1
CONTACT:   Thor Erickson – Investor Relations
            +1 (678) 260-3110
Fred Roselli – Media Relations
    +1 (678) 260-3421
 Lauren Sayeski – European Media Relations
  + 44 (0) 7976 113 674

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES, INC. TO WEBCAST

FIRST-QUARTER 2012 EARNINGS CONFERENCE CALL

ATLANTA, March 30, 2012 – Coca-Cola Enterprises (NYSE/Euronext Paris: CCE) will release first-quarter 2012 earnings before the market opens on Thursday, April 26.
A conference call discussing these results will be webcast live through the company’s website, www.cokecce.com, at 10:00 a.m. EDT, 3:00 p.m. BST, and 4:00 p.m. CEST.  A replay of the presentation will be available later that day.

A copy of the company’s earnings news release will be available through the website on the home page and under the Investor Relations section under news releases.

Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and one of the world’s largest Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about our company, please visit our website at www.cokecce.com.

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